                                                                 EXHIBIT 10.32

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of the ____ day of April, 1999, is by and between Jameson Hospitality, LLC (the "Company"), and____________________________ ("Executive"). Jameson Inns, Inc. is joining as a party solely for purposes of its obligations under Section 5(b)(i) hereof and the rights to which it is entitled under Sections 4, 6 and 13.


     WITNESSETH:

     WHEREAS, Executive heretofore has been employed by Signature Inns, Inc. ("Signature") under terms of that certain Employment Contract dated as of December 16, 1993, as amended (the "Prior Agreement"); and

     WHEREAS, Signature is to be merged with and into the Company pursuant to the terms of that certain Agreement and Plan of Merger (the " Merger Agreement") by and between Signature and the Company dated as of January 27, 1999; and

     WHEREAS, as contemplated by the Merger Agreement, the parties have agreed to enter into this Employment Agreement (this "Agreement") to provide for the employment of the Executive with the Company from and after the Effective Time of the Merger; and

     WHEREAS, it is the intention of the parties that this Agreement replace the Prior Agreement in its entirety and that all of Executive's rights, duties and commitments regarding his employment shall be governed by this Agreement exclusively.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the parties hereto do hereby agree as follows:

     1.   Employment.   The Company hereby employs Executive, and Executive
          ----------
hereby agrees to serve, on the terms and conditions described herein. Executive shall serve in the position and shall perform the duties more fully described on

Exhibit A hereto.  Executive agrees to perform such other duties as shall from
----------
time to time be reasonably assigned to him by the Managers or the Chief Executive Officer of the Company or the President of the Signature Inns division of the Company which shall be reasonably related to those duties ordinarily performed by a person in such capacity. Executive further agrees to report periodically to the President of the Signature Inns division of the Company or such other Company officer or executive designated by such President or the Managers, to use his best efforts to promote the interests of the Company, and to devote his full time and attention during normal business hours to the business and affairs of the Company.

     2.   Term of Employment.  Executive's employment hereunder shall be for the
          ------------------
period which shall commence on the date hereof and shall continue for a period of [twelve] [six] months, subject to automatic renewal of for additional terms of [twelve] [six] months each unless either party gives notice to the other of the termination of employment hereunder not less than 30 days prior to the first day of the next renewal term.

     3.   Compensation.
          ------------

          (a) Salary and Bonus.   Executive shall be paid an annual salary of
              ----------------
     [$102,391 for Carney and Hagood; $86,877 for Miller and Brew] during the Term of Employment. Executive shall also be entitled to participate in the Signature Inns bonus pool which is more fully described on Exhibit C
                                                                ---------
     hereto.   Executive shall be entitled to such increases in his salary as the Managers of the Company shall determine in their sole discretion.


          (b) Business Expenses.  Executive shall be entitled to reimbursement
              -----------------
     of his reasonable and necessary out-of-pocket expenses incurred by Executive on behalf of the Company upon the presentation to the Company of an itemized account of all of such expenditures. Such expenses shall be substantiated by vouchers, receipts or similar documentation.

          (c) Benefits.  Executive shall be entitled to participate in the
              --------
     pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time (hereinafter sometimes referred to collectively as "Benefits"), to the extent the Executive is eligible under the terms of those plans; provided, however, that the Benefits provided to Executive during at least the first twelve months of the Term of Employment shall be comparable to those provided generally to Executive and all other executive officers of Signature under the Prior Agreement. Executive shall be granted that certain option to purchase shares of Jameson Inns, Inc. Common Stock as provided in Section 1.05 of the Merger Agreement and may be considered for the grant of stock options in the future, at the discretion of the Board of Directors of Jameson Inns, Inc. or the appropriate committee thereof.

          (d) Vacation and Sick Leave.  Executive shall be entitled to vacation
              -----------------------
     and sick leave in accordance with the Company's policies, provided, however, that Executive shall be entitled to at least 15 work days of vacation.

          4. Trade Secrets; Work Product; Confidentiality.
             --------------------------------------------

          (a)  Trade Secrets.  Executive hereby understands and agrees that
               -------------
     Executive will, at all times, conform his conduct to the requirements of the Indiana Trade Secrets Act, I.C. Section 24-2-3-1, et seq., a copy of which is attached hereto as Exhibit "B" and by this reference made a part hereof. Executive will not misappropriate (e.g., use or disclose to any third party) any trade secret of the Company. Executive recognizes that the penalties for a trade secret violation include disgorgement of profits, payment of royalties, compensatory damages, punitive damages, and attorney's fees. Executive understands that he may ask the Company to render an opinion as to whether the Company considers certain knowledge to be a trade secret, if such a question should arise. Executive understands that upon termination of employment with the Company for any reason, Executive will continue to be prohibited at any time thereafter from misappropriating any trade secret of the Company.

          (b) Work Product.  Executive agrees that any invention, enhancement,
              ------------
     process, method, design and any other creation (hereinafter "Product") that Executive may develop, invent, discover, conceive or originate, along or in conjunction with any other person during business hours or on behalf of the Company, during the term of the Executive's employment, and for a period of twelve (12) months thereafter, that relates to the business of the Company now or hereafter carried on by it, or to the use of any product involved therein, shall be the exclusive property of the Company. Executive understands and agrees that in partial consideration of Executive's employment for the compensation received, and for continued employment, all such products shall be the exclusive property of the Company and thus subject to patent, copyright, registration or other legal protective custody by the Company. The Company shall have the authority and this instrument shall operate: (1) to give the Company authority to execute, sell and deliver as the act of the Executive, any license agreement, contract, assignment or other instrument in writing that may be necessary or proper; (2) to convey to the Company the entire right, title and interest in and to any such product. Executive further agrees to hold the Company and its assigns harmless by reason of the Company's acts pursuant to this paragraph. Executive further agrees that, during the term of his employment and any time thereafter, Executive shall cooperate with the Company and its counsel in the prosecution and/or defense of any litigation which may arise in connection with any product referred to in this paragraph.

          (c) Confidentiality. Executive agrees that during the period of
              ---------------
     employment by the Company, and for a period of twelve (12) months following termination of employment, for any reason, Executive will not disclose, cause to be disclosed, or otherwise allow to be disclosed, any confidential/proprietary information of the Company that, while not a "trade secret" under the Indiana Trade Secrets Act, possesses independent economic value to the Company from not being generally known by other persons who can obtain economic value from its disclosure or use.
     Executive understands that he can ask the Company to render an opinion as to whether the Company considers certain knowledge or information to be confidential/proprietary information, if such a question should arise.

          (d) Return of Property.  Executive agrees to return all property of
              ------------------
     the Company, including, but not limited to equipment, prices, specifications, programs and any other proprietary data or objects acquired through Executive's employment with the Company, as well as any and all copies of such items, within seven (7) days upon the termination of employment, whether said termination be with or without cause.

     5.   Termination.  The Term of Employment and any and all other rights of
          ------------
the Executive under this Agreement or otherwise as an employee of the Company will terminate (except as otherwise provided in this Section 5): (i) upon the death of the Executive; (ii) upon the disability of the Executive (as defined in Section 5(a)(i)) immediately upon notice from either party to the other, (iii) for cause (as defined in Section 5(a)(ii)) immediately upon notice from the Company to Executive or at such later time as the notice may specify, or (iv) for good reason (as defined in Section 5(a)(iii)) upon not less than thirty days' prior notice from the Executive to the Company.

          (a) Definitions. The following terms as used in this Section 5 shall
              -----------
     have the definitions set forth below:

               (i) Definition of Disability. For purposes of Section 5, the
                   ------------------------
          Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable or incapable to perform the essential functions of the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve-month period, as determined in accordance with this Section 5(a)(i). Such inability or incapacity shall be documented to the reasonable satisfaction of the Managers by appropriate correspondence from registered physicians reasonably satisfactory to the Managers.

               (ii) Definition of "For Cause".  For purposes of Section 5, the
                    --------------------------
          phrase "for cause" means: (i) the Executive has committed a willful serious act, such as embezzlement, against the Company intending to enrich himself at the expense of the Company or been convicted of a felony, (ii) the Executive has engaged in conduct that has caused demonstrable and serious injury, monetary or otherwise, to the Company as evidenced by a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction in effect after exhaustion of all rights of appeal of the action, suit or proceeding, whether civil, criminal, administrative or investigative,
          (iii) the Executive, in carrying out his duties hereunder, has been guilty of willful gross neglect or willful gross misconduct, resulting in either case in material harm to the Company, or (iv) the Executive has refused to carry out his duties in gross dereliction of duty and, after receiving notice to such effect from the Managers, the Executive fails to cure the existing problem within 30 days.

               (iii)  Definition of "Good Reason".    For purposes this
                      --------------------------
          Section 5, "good reason" shall mean

                    (1) any material breach of this Agreement by the Company of which the Company has been provided written notice by the Executive and has failed to cure within 30 days after receipt of such notice;

                    (2) a material diminution of the duties or responsibilities of Executive from those that are outlined in Exhibit A hereto;

                    (3) a permanent transfer or relocation of Executive which
               results from a required move of the location of the office of the Company to which Executive is to report on a permanent basis to a location which is more than 25 miles from Indianapolis, Indiana; or

                    (4) the material reduction or elimination of the
               compensation to which Executive is otherwise entitled under the terms of Section 3 above.

          (b)  Termination Pay.  Effective upon the termination of this
               ---------------
     Agreement, the Company will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 5(b), and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Company and Jameson Inns, Inc. For purposes of this
     Section 5(b),
     the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Company from time to time or, if the Executive fails to give notice to the Company of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Company will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

               (i) Termination by the Executive for Good Reason or by the
                   ------------------------------------------------------
          Company without Cause.  If the Executive terminates this Agreement for
          ----------------------
          good reason or the Company terminates this Agreement without cause at any time during the Term of Employment, including the Company's giving notice of nonrenewal of the Term of Employment as contemplated by
          Section 2 above, Jameson Inns, Inc. will pay the Executive an amount equal to (a) [100%] [50%] of the amount of Executive's then Base Salary, plus (b) [100%] [50%] of the aggregate amount of the bonuses received by Executive during the twelve month period ending with the date notice of termination is given. Such amount shall be paid to Executive in monthly installments over a period of [twelve] [six] months from the effective date of termination of employment and Jameson Inns, Inc.'s obligations with respect thereto shall be conditioned on Executive's compliance with his post-termination obligations, covenants and commitments hereunder. In addition, the Company shall continue Executive's health care coverage for a period of [twelve] [six] months following the effective date of termination of Executive's employment, also subject to his continued compliance with this Agreement.

               (ii) Voluntary Termination by Executive or Termination by the
                    --------------------------------------------------------
          Company for Cause.   If the Executive voluntarily terminates his
          ------------------
          employment with the Company without good reason, or the Company terminates this Agreement for cause, the Executive will be entitled to receive his salary only through the date such termination is effective, which shall be 30 days after Executive's receipt of written notice from the Company of such termination, which notice shall describe in reasonable detail the facts and circumstance constituting the cause for such termination.

               (iii) Termination upon Disability.    If this Agreement is
                     ----------------------------
          terminated by either party as a result of the Executive's disability, as determined under Section 5(a)(i), the Company will pay the Executive his salary through the remainder of the calendar month during which such termination is effective.

               (iv) Termination upon Death.  If this Agreement is terminated
                    -----------------------
          because of the Executive's death, the Executive will be entitled to receive his salary through the end of the calendar month in which his death occurs.

               (v) Benefits.   The Executive's accrual of, or participation in
                   ---------
          plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans except as otherwise provided in Section 5(b)(i).

     6.     Noncompetition.  Executive agrees that Executive will not, directly
            ---------------
or indirectly, do any of the following:

          (a) Competition with the Company.  For a period of time from the date
              ----------------------------
     hereof until [twelve] [six] months following the termination of Executive's employment hereunder if such termination of Executive's employment is for cause by the Company or by reason of Executive's resignation without good reason, Executive agrees not to compete with the Company or any of its lessees, franchisees, management companies or affiliated partnerships as an officer, director, stockholder, partner, member, manager, associate, employee, owner, agent, investor, creditor, independent contractor, co-venturer, consultant or otherwise, or encourage, counsel, advise or financially assist or support his spouse or any other member of his immediate family that resides with him to be or become, or himself be or become interested in or associated with any person, corporation, firm or business engaged in the operation of a hotel or motel within a twenty (20) mile radius of any Signature Inn or Jameson Inn in operation at the time of the termination of employment. Executive acknowledges that the restricted period of time and geographic region specified are reasonable in view of the nature of the business in which the Company or any of its lessors, lessees, franchisees, management companies or affiliated partnerships is engaged and Executive's knowledge of the Company's operations. If the scope of any stated restriction is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted bylaw. Executive hereby agrees that regardless of the actual date employment commences, this covenant is supported by consideration consisting of the acquisition of Signature and its good will by Jameson Inns, Inc. pursuant to the Merger Agreement and the continued employment of Executive by the Company, and refusal to abide by this covenant constitutes just cause for termination of such employment and the obligation of the Company or Jameson Inns, Inc. to pay any compensation due to Executive hereunder, including any termination payment otherwise due hereunder.

          (b) Solicitation of Employees of Company.  Executive will not,
              ------------------------------------
     directly or indirectly, either for himself or any other person, during his Term of Employment and, if termination of Executive's employment is for cause by the Company or by reason of Executive's resignation without good reason, for a period of [twelve] [six] months thereafter attempt to hire, engage or employ, or solicit, contact or communicate with, for the purpose of hiring, employing or engaging any person who is then an employee or commissioned agent of the Company (or of a franchisee or affiliated partnership) or who was such an employee at any time within the twelve-month period immediately prior thereto.

     7.   Notices.  The address of Executive for the purposes of notices
          -------
hereunder shall be his last address as shown on the records of the Company. Notice by mail shall be by certified or registered mail, postage and certification or registration charges prepaid. The effective date of notice by mail shall be three days after mailing or the date of receipt, whichever shall first occur.

     8.   Other Agreements.  Executive warrants to the Company that he has no
          ----------------
obligations inconsistent herewith, that the execution and performance of this Agreement by him will not constitute a breach of any other Agreement by which he is bound, and that he does not possess any trade secret or confidential information related to the business of the Company which he is prohibited from disclosing to the Company or using for its benefit. It is hereby agreed that the employment of the Executive with the Company shall be governed by this Agreement exclusively and that the Prior Agreement is hereby canceled and shall be of no further force or effect. Executive waives and releases any and all rights that he may have under the terms of the Prior Agreement.

     9.   Successors, Assigns and Related Parties.  Notwithstanding anything to
          ---------------------------------------
contrary in this Agreement to the contrary, the obligations and liability to make the termination payments required by Section 5(b)(i) shall belong exclusively to Jameson Inns, Inc. The covenants, commitments and restrictions imposed on Executive by Sections 4 and 6 hereof shall apply to the business and operations of both the Company and Jameson Inns, Inc. and may be enforced by
either or both of them.   It is acknowledged by the parties that payment of any
and all items of compensation and reimbursement due to Executive hereunder may be made by Kitchin Investments, Inc. ("KII") under the terms of that certain Cost Reimbursement Agreement dated as of January 1, 1994, as amended from time to time (the "Cost Reimbursement Agreement") and the amounts thereof then reimbursed to KII pursuant thereto. Notwithstanding the foregoing, KII shall have no liability or obligation to Executive for any amounts due hereunder and that the relevant entity comprising the Company as contemplated above will be solely responsible for such amounts. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of Executive and the Company and, except insofar as it provides for rendition of personal services, the heirs, personal representatives and assigns of Executive and the successors and assigns of the Company.

     10.  Miscellaneous.  The language of this Agreement and all parts hereof
          -------------
shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either party hereto. No waiver of any provision hereof by any party hereto shall be binding unless such waiver shall be evidenced by a writing signed by such party. This Agreement may not be modified in any manner except by instruments in writing signed by both parties hereto. The headings of the various paragraphs this Agreement are solely for the purpose of convenience and shall not be relied upon in construing any provision hereof.

     11.  Separability.  If any provision of this Agreement is rendered or
          ------------
declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of any arbitrator or by any court of competent jurisdiction, the Executive and the Company shall either meet and negotiate substitute provisions or promptly request the court to substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

     12.  Arbitration.  Notwithstanding anything herein to the contrary, in the
          -----------
event that there shall be a dispute among the parties arising out of or relating to this Agreement or the breach thereof, other than Sections 4 and 6, the parties agree that such dispute shall be resolved by final and binding arbitration in Atlanta, Georgia administered by the American Arbitration Association ("AAA"), in accordance with AAA's Commercial Arbitration Rules then
              ---
in effect. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil judicial proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

     13.  Injunction.  In the event of breach of any provisions of this
          ----------
Agreement, the Company shall be entitled to seek damages if determinable but it is hereby agreed that any such remedy at law is inadequate as to a breach of Sections 4 and 6 of this Agreement, and thus, the Company shall also be entitled to injunctive relief. Such a breach shall cause the applicable restrictive time period stated herein to be extended to run from the date of full compliance with any court-ordered injunction. The Company also shall be entitled to reasonable attorney's fees incurred in the enforcement of all such relief. The remedies herein provided shall be cumulative and no single remedy shall be construed as exclusive of any other or of any remedy provided at law. Failure of the Company to exercise any remedy at any time shall not operate as a waiver of the right of the Company to exercise any remedy for the same or subsequent breach at any time thereafter.

     EXECUTED in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement, as of the date herein first above written. It is understood and agreed that Jameson Inns, Inc. is signing below for purposes of its obligations under Section 5(b)(i) of this Agreement and its rights under Sections 4, 6 and 13.


Jameson Inns, Inc                   Jameson Hospitality, LLC


By                                  By:
  ---------------------------          ----------------------------
     Thomas W. Kitchin                     Thomas W. Kitchin



                                       ----------------------------

                                   EXHIBIT A


                                JOB DESCRIPTION

                                 MARK D. CARNEY

JOB TITLE:     Chief Financial Officer of Signature Inns Division.

DUTIES: Responsible for the financial operations and functions of Signature Inns Division and affiliated entities.

               Reports to President of Signature Inns Division and periodically to CFO of Company and other Company officers or executives.


                                  BO L. HAGOOD

JOB TITLE:     Senior Vice President Hotel Operations of Signature Inns
               Division.

DUTIES: Overall management of the hotel operations of Signature Inns Division of the Company.

               Reports to President of Signature Inns Division.


                                 MARTIN D. BREW

JOB TITLE:     Treasurer and Controller of Signature Inns Division.

DUTIES: Manage accounting department, perform treasury functions, and manage automation strategy and implementation for hotels and corporate office of Signature Inns Division of Company.

               Reports to Chief Financial Officer of Signature Inns Division.


                                DAVID R. MILLER

JOB TITLE:     Vice President of Sales and Marketing for Signature Inns
               Division.

DUTIES: Develop, implement and monitor sales, marketing and advertising programs on both local and national level for Signature Inns Division. Manage reservation system and advertising agency.

               Reports to Senior Vice President Hotel Operations of Signature Inns Division.

                                   EXHIBIT B


                           Indiana Trade Secrets Act

IC 24-2-3-1
  Sec. 1. (a) This chapter may be cited as the Uniform Trade Secrets Act.
  (b) This chapter shall be applied and construed to effectuate its general purpose to make uniform the law with respect to the subject matter of this chapter among states enacting the provisions of this chapter.
  (c) The chapter displaces all conflicting law of this state pertaining to the misappropriation of trade secrets, except contract law and criminal law.
As added by Acts 1982, P.L.148, SEC.1.

IC 24-2-3-2
  Sec. 2. As used in this chapter, unless the context requires otherwise:
  "Improper means" includes theft, bribery, misrepresentation, breach or inducement of a breach of a duty to maintain secrecy, or espionage through electronic or other means.
  "Misappropriation" means:
    (1) acquisition of a trade secret of another by a person who knows or has reason to know that the trade secret was acquired by improper means; or
    (2) disclosure or use of a trade secret of another without express or implied consent by a person who:
        (A) used improper means to acquire knowledge of the trade secret;
        (B) at the time of disclosure or use, knew or had reason to know that his knowledge of the trade secret was:
           (i) derived from or through a person who had utilized improper means to acquire it;
          (ii) acquired under circumstances giving rise to a duty to maintain its secrecy or limit its use; or
         (iii) derived from or through a person who owed a duty to the person seeking relief to maintain its secrecy or limit its use; or
        (C) before a material change of his
position, knew or had reason to know that it was a trade secret and that knowledge of it had been acquired by accident or mistake.
  "Person" means a natural person, limited liability company, corporation, business trust, estate, trust, partnership, association, joint venture, government, governmental subdivision or agency, or any other legal or commercial entity.
  "Trade secret" means information, including a formula, pattern, compilation, program, device, method, technique, or process, that:
    (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and
    (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
As added by Acts 1982, P.L.148, SEC.1. Amended by P.L.8-1993, SEC.343.

IC 24-2-3-3
  Sec. 3. (a) Actual or threatened misappropriation may be enjoined. Upon application to the court, an injunction shall be terminated when the trade secret has ceased to exist, but the injunction may be continued for an additional reasonable period of time in order to eliminate commercial advantage that otherwise would be derived from the misappropriation.
  (b) If the court determines in exceptional circumstances that it would be unreasonable to prohibit future use, an injunction may condition future use upon payment of a reasonable royalty for no longer than the period of time the use could have been prohibited.
  (c) In appropriate circumstances, affirmative acts to protect a trade secret may be compelled by court order.
As added by Acts 1982, P.L.148, SEC.1. Amended by P.L.50-1984, SEC.3.

IC 24-2-3-4
  Sec. 4. (a) In addition to or in lieu of injunctive relief, a complainant may recover damages for the actual loss caused by misappropriation. A complainant also may recover for the unjust enrichment caused by misappropriation that is not taken into account in computing damages for actual loss.
  (b) When neither damages nor unjust enrichment are provable, the court may order payment of a reasonable royalty for no longer than the period during which the use could have been prohibited.
  (c) If willful and malicious misappropriation exists, the court may award exemplary damages in an amount not exceeding twice any award made under subsection (a).
As added by Acts 1982, P.L.148, SEC.1. Amended by P.L.50-1984, SEC.4.

IC 24-2-3-5
  Sec. 5. If:
    (1) a claim of misappropriation is made in bad faith;
    (2) a motion to terminate an injunction is made or resisted in bad faith; or
    (3) willful and malicious misappropriation exists;
the court may award reasonable attorney's fees to the prevailing party. As added by Acts 1982, P.L.148, SEC.1.

IC 24-2-3-6
  Sec. 6. In an action under this chapter, a court shall preserve the secrecy of an alleged trade secret by reasonable means, which may include granting protective orders in connection with discovery proceedings, holding in-camera hearings, sealing the records of the action, and ordering any person involved in the litigation not to disclose an alleged trade secret without prior court approval.
As added by Acts 1982, P.L.148, SEC.1.

IC 24-2-3-7
  Sec. 7. An action for misappropriation must be brought within three (3) years after the misappropriation is discovered or by the exercise of reasonable diligence should have been discovered. For the purposes of this section, a continuing misappropriation constitutes a single claim.
As added by Acts 1982, P.L.148, SEC.1.

IC 24-2-3-8
  Sec. 8. If a continuing misappropriation otherwise covered by this chapter began before September 1, 1982, the chapter does not apply to the part of the misappropriation that occurred before that date. It does apply to the part that occurs after August 31, 1982, unless the appropriation was not a misappropriation under the law displaced by this chapter.
As added by Acts 1982, P.L.148, SEC.1.

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

                                   EXHIBIT C

                           Signature Inns Bonus Pool



     The bonus pool for 1999 calendar year shall be an amount of up to $300,000 less the amount of the bonus pool awarded for the period of time from January 1, 1999 to the closing of the Merger pursuant to the Merger Agreement. The aggregate amount of the bonus pool shall be determined by the amount of the total room revenues per available room realized by the Signature Inns division of the Company for the 26 Signature Inns during the period from the consummation of the Merger with Jameson Inns, Inc. to December 31, 1999 ("Revenues Per Room"). Revenues Per Room shall be calculated by dividing the total room revenues (including meeting room revenues, net telephone revenues and all other hotel revenues) realized from all of the Signature Inns during the relevant period by the number of available rooms in the Signature Inns for each day during the period multiplied by the number of days in the period. The aggregate pool shall be determined as follows:

  If Revenues Per Room Equals:  The Aggregate Bonus Pool Shall Be/1:/
  ----------------------------  ------------------------------------
---------------------------------------------------------------------
More than $41.00                $300,000
---------------------------------------------------------------------
$40.00 to $41.00                $250,000
---------------------------------------------------------------------
$39.00 to $39.99                $200,000
---------------------------------------------------------------------
$38.00 to $38.99                $100,000
---------------------------------------------------------------------
$37.00 to $37.99                $ 50,000
---------------------------------------------------------------------
Less than $37.00                $      0
---------------------------------------------------------------------

1. The amount of the bonus pool shall be less the amount of the bonus pool awarded by Signature Inns, Inc. for the period of January 1, 1999 through the date of the consummation of the Merger.

     Carney and Hagood Provision: [Executive shall be entitled to be awarded 22% of the aggregate Bonus Pool hereunder.]

     Miller and Brew Provision:    [Executive shall be entitled to be awarded
that portion of 20% of the aggregate Bonus Pool hereunder as the Managers of the Company shall approve based upon the recommendation of the President of the Signature Inns division of the Company shall recommend.]

     It is currently anticipated that a similar bonus pool will be established for the year 2000 and subsequent years.

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